EXHIBIT 5.1

January 31, 2012

Board of Directors

Platinum Energy Solutions, Inc.

Platinum Pressure Pumping, Inc.

2100 West Loop South, Suite 1601

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as special counsel to Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”), and Platinum Pressure Pumping, Inc., a Delaware corporation (the “Guarantor”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the issuance by the Company of up to $173,102,711 aggregate principal amount of its 14.25% Senior Secured Notes due 2015 (the “Exchange Notes”) registered pursuant to the Registration Statement under the Securities Act, in exchange for up to $173,102,711 aggregate principal amount of its outstanding 14.25% Senior Secured Notes due 2015 (the “Original Notes”) and (ii) the issuance by the Guarantor of its unconditional guarantee of the Exchange Notes (the “Guarantee”) registered pursuant to the Registration Statement under the Securities Act.

The Exchange Notes will be issued under the Indenture, dated as of March 3, 2011, as amended by a first supplemental indenture dated as of September 26, 2011 and a second supplemental indenture dated as of September 29, 2011 (such indenture, as so amended, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, under which the Original Notes were also issued.

Platinum Energy Solutions, Inc.

Platinum Pressure Pumping, Inc.

January 31, 2012

Page Two

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments of each of the Company and the Guarantor, including the Indenture, and have conducted such other investigations of fact and law, as we have deemed necessary for the purposes of rendering this opinion.

In rendering this opinion, we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all originals and the conformity to originals of all copies and (ii) that, prior to the issuance of the Exchange Notes, the Registration Statement, as then amended, will have become effective under the Securities Act, the Trustee will be qualified to act as trustee under the Indenture and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and that the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We express no opinion concerning any law of any jurisdiction other than (i) the Federal laws of the United States of America and (ii) the laws of the State of New York.

We express no opinion concerning the validity or enforceability of any provisions contained in the Indenture or the Exchange Notes that purport to waive or not give effect to rights to notices, stays, extensions, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law, to the extent that such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or similar law affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws and judicially developed doctrines relevant to any such laws affecting the rights and remedies of creditors generally) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and including, without limitation, principles of commercial reasonableness, diligence, good faith and fair dealing), providing for indemnification, reimbursement or contribution, which provisions may be limited by securities or other laws or policies underlying such laws, or insofar as it relates to post-judgment or default interest rates or interest rates or interest on overdue amounts.

On the basis of the foregoing, we are of the opinion that, when the Exchange Notes have been duly authenticated, executed, issued and delivered in accordance with the Indenture and as contemplated in the Registration Statement, (i) the Exchange Notes will be validly issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantee will be validly issued and constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Platinum Energy Solutions, Inc.

Platinum Pressure Pumping, Inc.

January 31, 2012

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is rendered to you in connection with the matter described above. This opinion may not be relied upon for any other purpose without our express, written permission. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

/s/ Kelley Drye & Warren LLP

Kelley Drye & Warren LLP